EXHIBIT 5.1
October 17, 2007
Tropicana Entertainment, LLC
Tropicana Finance Corp.
207 Grandview Drive
Fort Mitchell, Kentucky 41017
Re:	REGISTRATION STATEMENT ON FORM S-4
Ladies and Gentlemen:
     We have acted as special securities counsel to Tropicana Entertainment, LLC (formerly named Wimar OpCo, LLC), a Delaware limited liability company (“Tropicana Entertainment”), Tropicana Finance Corp. (formerly named Wimar OpCo Finance Corp.), a Delaware corporation (“Tropicana Finance” and, together with Tropicana Entertainment, the “Issuers”), and each of the Guarantors listed in the Registration Statement referred to below (the “Guarantors,” and together with the Issuers, the “Note Parties”) in connection with the public offering by the Issuers of $960,000,000 aggregate principal amount of 9 5/8% Senior Subordinated Notes due 2014 (the “Exchange Notes”) guaranteed by the Guarantors on a senior subordinated basis (the “Exchange Guarantees” and, together with the Exchange Notes, the “Exchange Securities”). It is expected that the Exchange Securities will be exchanged (the “Exchange Offer”) for a like principal amount of the Issuers’ issued and outstanding 9 5/8% Senior Subordinated Notes due 2014 (the “Outstanding Notes”) guaranteed by the Guarantors on a senior subordinated basis (the “Outstanding Guarantees” and, together with the Outstanding Notes, the “Outstanding Securities”) as contemplated by the Registration Rights Agreement, dated as of December 28, 2006 (the “Registration Rights Agreement”), entered into by and among the Issuers and the Initial Purchasers named therein, including the counterparts to such agreement entered into by the Guarantors on January 3, 2007. The Outstanding Notes were issued under an Indenture, dated as of December 28, 2006 (as amended by the First Supplemental Indenture, dated as of January 3, 2007, and the Second Supplemental Indenture, dated as of October 10, 2007, the

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Tropicana Finance Corp.

“Indenture”), entered into by and among the Issuers and U.S. Bank National Association, as trustee (the “Trustee”). It is contemplated that the Exchange Securities, which are expected to be issued pursuant to the Indenture, will contain substantially identical terms to the Outstanding Securities except that the Exchange Securities will be registered under the Securities Act of 1933, as amended (the “Securities Act”), and will accordingly not enjoy any registration rights.
     In rendering the opinions expressed below, we have examined originals, or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement (as amended, the “Registration Statement”) on Form S-4 (Registration No. 333-144239) filed by the Note Parties with the Securities and Exchange Commission (the “Commission”), (ii) the Indenture, (iii) the Registration Rights Agreement, (iv) the forms of the Notes representing the Exchange Securities and (v) such corporate records of the Note Parties, agreements and other instruments, certificates of public officials and of officers and representatives of the Note Parties and the Trustee and other documents as we have deemed necessary as a basis for the opinions hereinafter expressed.
     In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the original documents of all documents submitted to us as copies, the authenticity of the originals of such documents, and the due organization of all parties to such documents. As to various questions of fact material to such opinions, we have, when relevant facts were not independently established, relied upon representations as to factual matters made in or pursuant to the Registration Rights Agreement and the Indenture (collectively, together with the Exchange Securities, the “Transaction Documents”) by the parties thereto, statements contained in the Registration Statement, oral and written statements and certificates of officers and representatives of the Note Parties and the Trustee and public officials and other documents as we have deemed necessary as a basis for such opinions.
     In rendering our opinions herein, we have assumed, without independent investigation, (i) that each of the parties to the documents and agreements we have reviewed is validly existing and has full power (corporate or other), authority, qualification and legal right to enter into and perform its obligations thereunder, (ii) the due authorization, execution and delivery of the documents and agreements we have reviewed by each of the parties thereto, and (except to the extent set forth below with respect to the Note Parties) that such documents and agreements constitute the legal, valid, binding and enforceable obligations of all such parties thereto, (iii) the due authentication of the Exchange Securities by the Trustee, (iv) that the Trustee is in compliance with its obligations under the Indenture and with all applicable laws and regulations and (iv) that all authorizations, approvals or consents of, and all filings or registrations with, any governmental or regulatory authority or agency required under any law (except the law of the State of New York and the Federal law of the United States) for the execution, delivery or performance by the parties to the documents and agreements we have reviewed have been

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obtained or made and are in effect. We have assumed that the Note Parties have complied, and will comply, with the respective representations, covenants and agreements made or deemed to be made, or expected to be made upon the consummation of the transactions contemplated by the Transaction Documents. We have also assumed that the choice of New York law provisions contained in certain of the documents and agreements we have reviewed are legal and valid under the law of any jurisdiction outside the State of New York relevant to the parties thereto and that insofar as any obligation referred to in such documents is to be performed in, or by a party organized under the law of, any jurisdiction outside the State of New York, its performance will not be illegal or ineffective in that jurisdiction by virtue of the law of that jurisdiction.
     We are familiar with the proceedings heretofore taken by the Note Parties in connection with the authorization, registration and issuance of the Exchange Securities in exchange for the Outstanding Securities pursuant to the Exchange Offer.
     Subject to the proposed additional proceedings being taken as now contemplated by us as your securities counsel and as contemplated by the Indenture and the Registration Rights Agreement prior to the issuance of the Exchange Securities in exchange for the Outstanding Securities, it is our opinion that the Exchange Securities will, upon their issuance in exchange for the Outstanding Securities in the manner referred to in the Registration Statement following the effectiveness of such Registration Statement in accordance with the Securities Act and the qualification of the Indenture under the Trust Indenture Act of 1939, constitute the legal, valid and binding obligations of the Note Parties, enforceable against the Note Parties in accordance with their terms, except (i) as may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or other similar laws relating to or affecting the rights of creditors generally, (ii) as the enforceability thereof is subject to the application of general principles of equity (regardless of whether considered in a proceeding at law or in equity), including without limitation the possible unavailability of specific performance, injunctive relief or any other equitable remedy, and concepts of materiality, reasonableness, good faith and fair dealing, (iii) as may be limited by possible judicial action giving effect to foreign governmental actions or laws, (iv) as rights to indemnity and contribution may be limited by applicable law or principles of public policy, (v) that the enforceability of provisions exculpating or exempting a party from its own actions or inaction, to the extent the action or inaction involves negligence or willful misconduct, may be limited by the discretion of the court before which any proceeding may be brought, (vi) that we express no opinion as to any waiver of objection to venue contained therein and (vii) that the enforceability of provisions contained in the Exchange Securities to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.
     The foregoing opinions are limited to matters involving the law of the State of New York and the Federal law of the United States, and we do not express any opinion as to the law of any other jurisdiction.

Tropicana Entertainment, LLC
Tropicana Finance Corp.

     In connection with the foregoing opinions, we have assumed that at the time of the issuance and delivery of the Exchange Securities, there will not have occurred any change in law affecting the validity, legally binding character or enforceability of such Exchange Securities and that the issuance and delivery of the Exchange Securities, all of the terms of the Exchange Securities and the performance by the Note Parties of their respective obligations under the Exchange Securities will comply with applicable law and with each requirement or restriction imposed by any court or governmental body having jurisdiction over the Note Parties and will not result in a default under or a breach of any agreement or instrument then binding upon any of the Note Parties.
     We express no opinion as to (i) the applicability to the obligations of any Guarantor under the applicable Exchange Guarantee of such Guarantor of (or the enforceability of such obligations under) Section 548 of Chapter 11 of Title 11 of the United States Code, as amended, Article 10 of the New York Debtor and Creditor Law, as amended, or any other provision of law relating to fraudulent conveyances, transfers or obligations or (ii) any provisions of the law of the jurisdiction of organization of any Guarantor restricting dividends, loans or other distributions by a corporation or other business entity or association for the benefit of its holders of equity or similar persons.
     We consent to the use of this opinion letter as an exhibit to the Registration Statement and to the reference to our name in the Registration Statement under “Legal Matters.” In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.
     This opinion is furnished to you in connection with the filing of the Registration Statement and is not be used, circulated, quoted or otherwise relied on for any other purpose. We disclaim any obligation to update anything herein for events occurring after the date hereof.
Respectfully submitted,
Milbank, Tweed, Hadley & McCloy LLP
KJB/DJR